EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of our report dated January 27, 1995 appearing in the Annual Report on Form 10-K of Franchise Finance Corporation of America for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.





/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Phoenix, Arizona
September 19, 1995